UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2021

Opendoor Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39253	98-1515020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 N. Scottsdale Road, Suite 1600 Tempe, AZ		85281
(Address of principal executive offices)		(Zip Code)

(415) 896-6737

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	OPEN	The Nasdaq Stock Market LLC
Warrants to purchase one share of common stock	OPENW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Equity Grants to Certain Named Executive Officers

Opendoor Technologies Inc. (the “Company”) previously disclosed its intention to grant certain of its employees equity awards in the form of restricted stock units (“RSUs”) under the Opendoor Technologies Inc. 2020 Incentive Award Plan (the “2020 Plan”) during 2021, including (1) a grant to Eric Wu, the Company’s Chairman and Chief Executive Officer, covering a number of shares equal to 1/8th of the 2020 Plan’s aggregate share reserve on the date of the closing of the Company’s December 18, 2020 business combination with Social Capital Hedosophia Holdings Corp. II (the “Closing”), and (2) grants to other Company employees covering, in the aggregate, 1/4th of the 2020 Plan’s aggregate share reserve on the date of the Closing.

On March 30, 2021, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) agreed that, on April 1, 2021, Mr. Wu would be granted 5,438,506 RSUs with the vesting start date (the “Vesting Commencement Date”) set at January 15, 2021. The grant provides that the RSUs will vest in a series of 16 successive equal quarterly installments following the Vesting Commencement Date, subject to Mr. Wu’s continuous service to the Company through each such vesting date. Notwithstanding the foregoing or anything in the 2020 Plan to the contrary, if (1) the Company consummates a Change in Control (as defined in the 2020 Plan) and (2) Mr. Wu’s employment is terminated without Cause (as defined in his continued employment letter agreement with the Company, dated September 14, 2020, (the “Wu Agreement”)) or if he resigns from the Company for Good Reason (as defined in the Wu Agreement) in connection with or within 12 months after the Change in Control, then, effective as of Mr. Wu’s employment termination date, 100% of Mr. Wu’s then-unvested RSUs will become fully vested, subject to certain terms and conditions.

On March 30, 2021, the Compensation Committee also agreed that, on April 1, 2021, Elizabeth Stevens, the Company’s Head of Legal, would be granted 121,316 RSUs and 153,684 RSUs with Vesting Commencement Dates of March 15, 2021 and June 15, 2021, respectively. With respect to the grant of 121,316 RSUs, 25% of such RSUs will vest on the Vesting Commencement Date, and 75% of such RSUs will vest on the one-year anniversary of the Vesting Commencement Date, subject to Ms. Stevens’ continuous service to the Company through each such vesting date. With respect to the grant of 153,684 RSUs, 25% of such RSUs will vest on the Vesting Commencement Date, 50% of such RSUs will vest on the one-year anniversary of the Vesting Commencement Date, and 25% of such RSUs will vest on the two-year anniversary of the Vesting Commencement Date, subject to Ms. Stevens’ continuous service to the Company through each such vesting date. Notwithstanding the foregoing or anything in the 2020 Plan to the contrary, if (1) the Company consummates a Change in Control (as defined in the 2020 Plan) and (2) Ms. Stevens’ employment is terminated without Cause (as defined in the agreements evidencing the grant of her RSU awards (the “Stevens RSU Agreements”)) or if participant resigns from the Company for Good Reason (as defined in the Stevens RSU Agreements) in connection with or within 12 months after the Change in Control, then effective as of Ms. Stevens’ employment termination date, 100% of Ms. Stevens’ then-unvested RSUs will become fully vested, subject to certain terms and conditions.

The above grants were determined following the Compensation Committee’s review of peer group information, advice provided by the Company’s compensation consultants, market rates for employee and consultant compensation, the economic position of the Company, broader economic conditions, the Company’s historical employee and consultant compensation structure, and the potential dilutive effect of equity awards on the Company’s stockholders.

The Compensation Committee also increased Ms. Stevens’ annual base salary from $300,000 to $350,000.

General Form of Restricted Stock Unit Agreement

On March 30, 2021, the Compensation Committee approved an updated form of RSU agreement, in the form attached hereto as Exhibit 99.1, pursuant to which the Company may issue RSUs under the 2020 Plan to eligible employees, consultants and directors of the Company and its subsidiaries.

HSR Act Filing Fee

The Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the “HSR Act”), requires that any time certain individuals acquire shares of Company stock and, after such acquisition, hold more than a certain amount of value in stock of the Company, those individuals must make a filing under the HSR Act, unless an exception applies. Due to the value of Mr. Wu’s voting stock in the Company, Mr. Wu may be required to make a filing under the HSR Act, and in connection therewith, Mr. Wu will be required to pay a filing fee that is expected to be $280,000. On March 30, 2021, the Compensation Committee agreed to pay such HSR Act filing fee on behalf of Mr. Wu, on a one-time basis, as compensation to Mr. Wu. The Compensation Committee also approved a separate tax-gross up payment to Mr. Wu for any taxes he incurs in connection with the payment by the Company of the HSR Act filing fee on his behalf.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement Under 2020 Incentive Award Plan
104	Cover Page Interactive Data File (Cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opendoor Technologies Inc.

Date: April 2, 2021	By:	/s/ Carrie Wheeler
Carrie Wheeler
Chief Financial Officer